FOR IMMEDIATE RELEASE
Contact: Glenn Charlesworth
Phone: 501-219-2400

Equity Media Holdings Corporation Files Voluntary Petition for Chapter 11 Bankruptcy Protection

LITTLE ROCK, Ark., December 9, 2008--  Equity Media Holdings Corporation (Nasdaq: EMDA), announced today that on December 8, 2008, The Company filed a voluntary petition for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Eastern District of Arkansas. The case is In re Equity Media Holdings Corp, 4:08-bk-17646, U.S. Bankruptcy Court, Eastern District of Arkansas (Little Rock).

About Equity Media Holdings Corporation

Equity Media Holdings Corporation (NASDAQ:EMDA) is a broadcaster whose operations include its Broadcast Services Division, Broadcast Station Group and Spectrum Holdings Division. Equity Media's proprietary Centralized Automated Satellite Hub (C.A.S.H.) system provides centralized content distribution services which Equity Media believes are unique within the media industry.  For more information, please visit www.EMDAholdings.com.

###